UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2025

ANKAM INC.

(Exact name of registrant as specified in its charter)

NV	000-56526	61-1900749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Wang Wen Lung

5F., No. 97, Jingye 1st Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.).

(Address of Principal Executive Offices) (Zip Code)

+886-928486237

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On June 23, 2025, Ankam, Inc. (the "Company") announced its financial results for the fiscal quarter ended May 30, 2025, reporting significant profits, reversing prior expectations of losses. The improved performance is primarily attributed to the successful execution of the Company’s expansion into the Asian software development market.

Key operational highlights include:

•	Expansion into Asia: The Company successfully expanded its software development operations into key Asian markets, including Hong Kong , Taiwan , which significantly contributed to the Company's growth. - Strategic Alignment:This expansion aligns with the Company’s strategic initiatives to capitalize on high-growth regions, improve global competitiveness, and enhance shareholder value.

The Company’s performance highlights its ability to adapt to global market demands while executing its growth strategy effectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANKAM, INC.

Date: June 23, 2025	By:	/s/ Wang Wen Lung
Name: Wang Wen Lung Title: President and Chief Executive Officer

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